Exhibit 10.1
AMENDMENT TO
LANDAMERICA FINANCIAL GROUP, INC.
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, dated as of this ___ day of _________, 2005, between LandAmerica Financial Group, Inc., a Virginia corporation (the “Company”), and _________________________________  (the “Director”), is an amendment to the Non-Employee Director Restricted Stock Agreement dated May 18, 2005, the Non-Employee Director Restricted Stock Agreement dated May 27, 2004 and the Non-Employee Director Restricted Stock Agreement dated May 21, 2003 (collectively, the “Agreements”), in each case made pursuant to the LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan, as amended.

The text of Paragraph 2.A (1) contained in each of the Agreements regarding termination of the restricted period, unless earlier terminated, at the expiration of ten years from the date of the applicable agreement is hereby deleted in its entirety and the following substituted therefor:

(1) The expiration of three years from the date of this Agreement;

Paragraph 2.A of each of the Agreements is hereby amended to add a new paragraph 2.A (5) to the text thereof and to renumber former paragraphs 2.A (5), (6) and (7) as paragraphs (6), (7) and (8), respectively, as follows:

(5) the Director tenders his or her resignation to the Board as a result of his or her retirement from his or her present employment or a material change in his or her position, as required by the Corporate Governance Guidelines, and his or her resignation is accepted by the Board;

(6) Director’s service on the Board terminates as a result of Director’s Disability (as defined below);

(7) the Director dies; or

(8) the occurrence of a Change of Control.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized Officer, and the Director has affixed his signature hereto.

DIRECTOR		LANDAMERICA FINANCIAL GROUP, INC.

By:

Title: